Exhibit 99.906 Cert

CERTIFICATION

I, Jonathan Gans, Chief Executive Officer and President of  Ironwood Institutional Multi-Strategy Fund LLC (the “Fund”), certify that:

       1.        The Form N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

       2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: January 9, 2012	/s/ Jonathan Gans
Jonathan Gans, Chief Executive Officer and President
(principal executive officer)

CERTIFICATION

I, Laurie Chatoff, Treasurer of Ironwood Institutional Multi-Strategy Fund LLC (the “Fund”), certify that:

       1.        The Form N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

       2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: January 9, 2012	/s/ Laurie Chatoff
Laurie Chatoff, Treasurer
(principal financial officer)